Exhibit 99.1

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC REPORTS FOURTH QUARTER 2019 SALES AND EARNINGS
Fort Wayne, IN – February 18, 2020 - Franklin Electric Co., Inc. (NASDAQ: FELE) reported fourth quarter 2019 GAAP fully diluted earnings per share (EPS) of $0.42, versus a GAAP fully diluted EPS in the fourth quarter 2018 of $0.51. Fourth quarter 2019 sales were $320.1 million, compared to 2018 fourth quarter sales of $316.7 million. Fourth quarter EPS before the impact of restructuring expenses was $0.43 compared to 2018 fourth quarter EPS before restructuring of $0.52 (see table below for a reconciliation of GAAP EPS to EPS before restructuring).

Gregg Sengstack, Franklin Electric’s Chairman and Chief Executive Officer, commented:

“Our fourth quarter operating results were generally in line with our expectations which were to be about the same as the fourth quarter last year. Our revenue was up 1 percent from last year as we benefited from stronger sales in our Distribution business, our water treatment acquisition and continued strength in Fueling Systems all of which was offset by the expected decline in our dewatering pump systems sales in the quarter. These sales impacts were offset with lower selling, general and administrative expenses and resulted in operating income being flat in the quarter. Our Earnings Per Share decline versus last year’s fourth quarter is entirely due to higher foreign exchange transactional losses that are non-operational in nature and below the operating income line.

In 2019, our team executed well in a tough end market environment. While earnings were below our expectations, our free cash flow conversion of net income increased from 101 percent in 2018 to 163 percent in 2019.”

Key Performance Indicators:

Earnings Before and After Restructuring	For the Fourth Quarter			For the Full Year
(in millions)	2019	2018	Change	2019	2018	Change

Net Income attributable to FE Co., Inc. Reported	$19.8	$24.2	(18)%	$95.5	$105.9	(10)%
Allocated Earnings	$(0.2)	$(0.2)		$(0.7)	$(0.8)
Earnings for EPS Calculations	$19.6	$24.0	(18)%	$94.8	$105.1	(10)%

Restructuring (before tax):	$0.8	$0.7		$2.5	$1.7

Restructuring, net of tax:	$0.6	$0.6		$2.0	$1.4

Earnings Before Restructuring	$20.2	$24.6	(18)%	$96.8	$106.5	(9)%

Earnings Per Share	For the Fourth Quarter			For the Full Year
Before and After Restructuring	2019	2018	Change	2019	2018	Change
(in millions except Earnings Per Share)

Average Fully Diluted Shares Outstanding	46.8	46.8	—%	46.8	47.0	—%

Fully Diluted Earnings Per Share (“EPS”) Reported	$0.42	$0.51	(18)%	$2.03	$2.23	(9)%

Restructuring Per Share, net of tax	$0.01	$0.01		$0.04	$0.03

Fully Diluted EPS Before Restructuring	$0.43	$0.52	(17)%	$2.07	$2.26	(8)%

	Net Sales For the Fourth Quarter
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated

Q4 2018	$103.3	$31.2	$38.7	$23.7	$196.9	$75.0	$56.0	$(11.2)	$316.7
Q4 2019	$92.5	$33.7	$38.1	$23.9	$188.2	$77.3	$64.4	$(9.8)	$320.1
Change	$(10.8)	$2.5	$(0.6)	$0.2	$(8.7)	$2.3	$8.4	$1.4	$3.4
% Change	(10)%	8%	(2)%	1%	(4)%	3%	15%		1%

Foreign currency translation	$—	$(3.7)	$(1.3)	$(0.4)	$(5.4)	$(0.4)	$—
% Change	—%	(12)%	(3)%	(2)%	(3)%	(1)%	—%

Acquisitions	$3.1	$—	$—	$—	$3.1	$—	$4.8

Volume/Price	$(13.9)	$6.2	$0.7	$0.6	$(6.4)	$2.7	$3.6
% Change	(13)%	20%	2%	3%	(3)%	4%	6%

	Net Sales For the Full Year
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated

FY 2018	$428.2	$120.2	$170.9	$80.8	$800.1	$284.6	$269.6	$(56.2)	$1,298.1
FY 2019	$419.9	$124.2	$155.6	$81.8	$781.5	$293.6	$291.8	$(52.3)	$1,314.6
Change	$(8.3)	$4.0	$(15.3)	$1.0	$(18.6)	$9.0	$22.2	$3.9	$16.5
% Change	(2)%	3%	(9)%	1%	(2)%	3%	8%		1%

Foreign currency translation	$(2.5)	$(10.3)	$(15.9)	$(1.8)	$(30.5)	$(4.3)	$—
% Change	(1)%	(9)%	(9)%	(2)%	(4)%	(2)%	—%

Acquisitions	$5.4	$7.6	$—	$—	$13.0	$3.2	$21.9

Volume/Price	$(11.2)	$6.7	$0.6	$2.8	$(1.1)	$10.1	$0.3
% Change	(3)%	6%	—%	3%	—%	4%	—%

Operating Income and Margins
(in millions)	For the Fourth Quarter 2019
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$24.5	$20.2	$(2.5)	$(13.6)	$28.6
% Operating Income To Net Sales	13.0%	26.1%	(3.9)%		8.9%

Restructuring	$0.8	$—	$—	$—	$0.8
Operating Income/(Loss) Before Restructuring	$25.3	$20.2	$(2.5)	$(13.6)	$29.4
% Operating Income to Net Sales Before Restructuring	13.4%	26.1%	(3.9)%		9.2%

Operating Income and Margins
(in millions)	For the Fourth Quarter 2018
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$27.0	$17.0	$(2.9)	$(12.4)	$28.7
% Operating Income To Net Sales	13.7%	22.7%	(5.2)%		9.1%

Restructuring	$0.1	$0.1	$0.5	$—	$0.7
Operating Income/(Loss) Before Restructuring	$27.1	$17.1	$(2.4)	$(12.4)	$29.4
% Operating Income to Net Sales Before Restructuring	13.8%	22.8%	(4.3)%		9.3%

Operating Income and Margins
(in millions)	For the Full Year of 2019
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$103.0	$75.8	$3.6	$(55.3)	$127.1
% Operating Income To Net Sales	13.2%	25.8%	1.2%		9.7%

Restructuring	$1.7	$—	$0.8	$—	$2.5
Operating Income/(Loss) Before Restructuring	$104.7	$75.8	$4.4	$(55.3)	$129.6
% Operating Income to Net Sales Before Restructuring	13.4%	25.8%	1.5%		9.9%

Operating Income and Margins
(in millions)	For the Full Year of 2018
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$112.7	$70.6	$3.4	$(54.7)	$132.0
% Operating Income To Net Sales	14.1%	24.8%	1.3%		10.2%

Restructuring	$0.6	$0.3	$0.8	$—	$1.7
Operating Income/(Loss) Before Restructuring	$113.3	$70.9	$4.2	$(54.7)	$133.7
% Operating Income to Net Sales Before Restructuring	14.2%	24.9%	1.6%		10.3%

Water Systems

Water Systems sales were $188.2 million in the fourth quarter 2019, versus the fourth quarter 2018 sales of $196.9 million. In the fourth quarter of 2019, sales from businesses acquired since the fourth quarter of 2018 were $3.1 million. Water Systems sales decreased 3 percent in the quarter due to foreign currency translation. Water Systems organic sales were lower by 3 percent compared to the fourth quarter of 2018.

Water Systems sales in the U.S. and Canada decreased by 10 percent overall compared to the fourth quarter 2018, primarily due to lower sales volumes of dewatering equipment. Sales of dewatering equipment decreased by nearly 50 percent due to lower sales in rental channels and a surge of sales in the fourth quarter 2018 driven by regulatory demand. Sales of groundwater pumping equipment increased by 4 percent versus the fourth quarter 2018. The increase in groundwater pumping systems was primarily due to increased sales of residential water systems. Sales of surface pumping equipment decreased by 5 percent on lower sales of both wastewater and water transfer systems.

Water Systems sales in markets outside the U.S. and Canada increased by 2 percent overall. Foreign currency translation decreased sales by 6 percent. Outside the U.S. and Canada, Water Systems organic sales increased by 8 percent, primarily driven by higher sales in Latin America, as well as increased sales in both the Europe, Middle East, and Africa markets, and the Asia Pacific markets.

Water Systems operating income was $24.5 million in the fourth quarter 2019, compared to $27.0 million in the fourth quarter 2018 primarily driven by lower revenues.

Fueling Systems

Fueling Systems sales were $77.3 million in the fourth quarter 2019 compared to fourth quarter 2018 sales of $75.0 million and were a record for any fourth quarter. Fueling Systems sales decreased 1 percent in the quarter due to foreign currency translation. Fueling Systems organic sales increased 4 percent compared to the fourth quarter of 2018.

Fueling Systems sales in the U.S. and Canada increased by 7 percent compared to the fourth quarter 2018. The increase was principally in the pumping and fuel management systems product lines. Outside the U.S. and Canada, Fueling Systems revenues were flat, as increased sales in Europe, India and Latin America were offset by lower sales in China.

Fueling Systems operating income was a record for any fourth quarter at $20.2 million compared to $17.0 million in the fourth quarter of 2018. Fueling Systems operating income was higher in the quarter primarily due to favorable product sales mix.

Distribution

Distribution sales were $64.4 million in the fourth quarter 2019, versus fourth quarter 2018 sales of $56.0 million. In the fourth quarter of 2019, sales from businesses acquired since the fourth quarter of 2018 were $4.8 million. The Distribution segment organic sales increased 6 percent compared to the fourth quarter of 2018.

The Distribution segment recorded an operating loss of $2.5 million in the fourth quarter of 2019, compared to a loss of $2.9 million in the fourth quarter of 2018. Higher product costs not completely offset by price and higher operating expenses contributed to the Distribution segment earnings loss.

Overall

The Company’s consolidated gross profit was $101.3 million for the fourth quarter of 2019, a decrease from the fourth quarter of 2018 gross profit of $104.3 million. The gross profit decrease was primarily due to lower Water Systems sales volume which more than offset gross profit increases on higher Fueling Systems and Distribution sales volume. The gross profit as a percent of net sales was 31.6 percent in the fourth quarter of 2019 versus 33.0 percent in the fourth quarter of 2018.

Selling, general, and administrative (SG&A) expenses were $71.9 million in the fourth quarter of 2019 compared to $75.0 million in the fourth quarter of 2018. SG&A expenses from acquired businesses was $1.8 million and excluding the acquired entities, the Company’s SG&A expenses in the fourth quarter of 2019 were $70.1 million, a decrease of 7 percent from the fourth quarter 2018, partially due to lower variable performance based compensation expenses and due to the impact of foreign currency translation reducing expenses versus the prior year.

Transactional foreign exchange losses were $3.8 million in the fourth quarter 2019 versus foreign exchange gains of $2.4 million in the fourth quarter of 2018. These foreign exchange gains and losses are below operating income, are non-operational in nature, are non-cash, and are not representative of ongoing results of the Company. The change in foreign exchange gains and losses from the fourth quarter of 2018 represents about $0.11 cents of earnings per share and is primarily the result of the strengthening U.S. dollar compared to currencies in emerging markets, most notably the Argentina Peso.

Commenting on the outlook for 2020, Mr. Sengstack said:

“As we look towards 2020, we feel confident in our ability to grow earnings and sustain operating cash generation in excess of net income while achieving organic growth in our Water Systems and Distribution segments. Although Fueling Systems global demand remains robust, we expect revenues in this segment to be flat in 2020 due to a significant decline in China.

Here are some of the key assumptions for our 2020 outlook:

•More normal North America precipitation rates than the record levels seen in 2019
•Organic Growth, net of foreign exchange, of about 5 to 7 percent in Water Systems and Distribution, but flat in Fueling Systems
•Free Cash Flow conversion of net income between 120 percent and 140 percent
•An effective tax rate between 18 and 20 percent
•Capital spending of around $30 million and Depreciation and Amortization of around $38 million

As a result, we currently estimate our 2020 earnings per share before restructuring charges to be between $2.25 and $2.35.”

A conference call to review earnings and other developments in the business will commence at 9:00 am Eastern Time. The fourth quarter 2019 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/bdcyyuow

If you intend to ask questions during the call, please dial in using 877.643.7158 for domestic calls and 914.495.8565 for international calls. The conference ID is: 5464278.

A replay of the conference call will be available Tuesday, February 18, 2020 at 12:00 noon ET through noon ET on Tuesday, February 25, 2020, by dialing 855.859.2056 for domestic calls and 404.537.3406 for international calls. The replay passcode is: 5464278.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Fourth Quarter Ended		Fiscal Year End
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net sales	$320,107	$316,663	$1,314,578	$1,298,129
Cost of sales	218,851	212,321	886,475	865,763
Gross profit	101,256	104,342	428,103	432,366
Selling, general, and administrative expenses	71,870	74,983	298,451	298,706
Restructuring expense	784	676	2,519	1,666
Operating income	28,602	28,683	127,133	131,994
Interest expense	(1,571)	(2,362)	(8,245)	(9,839)
Other income/(expense), net	(109)	(461)	(412)	(1,042)
Foreign exchange income/(expense)	(3,807)	2,445	(1,641)	(706)
Income before income taxes	23,115	28,305	116,835	120,407
Income tax expense	3,130	3,974	20,836	14,890
Net income	$19,985	$24,331	$95,999	$105,517
Less: Net (income)/loss attributable to noncontrolling interests	(210)	(131)	(516)	360
Net income attributable to Franklin Electric Co., Inc.	$19,775	$24,200	$95,483	$105,877

Income per share:
Basic	$0.42	$0.52	$2.04	$2.25
Diluted	$0.42	$0.51	$2.03	$2.23

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	December 31, 2019	December 31, 2018
ASSETS

Cash and equivalents	$64,405	$59,173
Receivables	173,327	172,899
Inventories	300,246	314,049
Other current assets	29,466	33,758
Total current assets	567,444	579,879

Property, plant, and equipment, net	201,328	207,064
Right-of-use asset, net	27,621	—
Goodwill and other assets	398,350	395,422
Total assets	$1,194,743	$1,182,365

LIABILITIES AND EQUITY

Accounts payable	$82,593	$76,652
Accrued expenses and other current liabilities	71,454	67,230
Current lease liability	9,838	—
Current maturities of long-term debt and short-term borrowings	21,879	111,975
Total current liabilities	185,764	255,857

Long-term debt	93,141	94,379
Long-term lease liability	17,785	—
Income taxes payable non-current	11,965	10,881
Deferred income taxes	27,598	28,949
Employee benefit plans	38,288	38,020
Other long-term liabilities	21,769	17,934

Redeemable noncontrolling interest	(236)	518

Total equity	798,669	735,827
Total liabilities and equity	$1,194,743	$1,182,365

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In thousands)
	2019	2018
Cash flows from operating activities:
Net income	$95,999	$105,517
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	36,977	38,604
Non-Cash Lease Expense	11,699	—
Share-based compensation	8,957	8,450
Other	(34)	(4,147)
Changes in assets and liabilities:
Receivables	1,076	(8,194)
Inventory	17,228	(4,775)
Accounts payable and accrued expenses	6,770	1,677
Operating Leases	(11,698)	—
Income taxes-U.S. Tax Cuts and Jobs Act	—	(6,510)
Other	10,702	(2,187)
Net cash flows from operating activities	177,676	128,435

Cash flows from investing activities:
Additions to property, plant, and equipment	(21,855)	(22,432)
Proceeds from sale of property, plant, and equipment	866	724
Acquisitions and investments	(20,827)	(44,971)
Other investing activities	10	387
Net cash flows from investing activities	(41,806)	(66,292)

Cash flows from financing activities:
Change in debt	(90,943)	(18,985)
Proceeds from issuance of common stock	3,194	8,999
Purchases of common stock	(10,741)	(34,188)
Dividends paid	(27,671)	(22,612)
Purchase of redeemable non-controlling shares	(487)	—
Net cash flows from financing activities	(126,648)	(66,786)
Effect of exchange rate changes on cash	(3,990)	(3,417)
Net change in cash and equivalents	5,232	(8,060)
Cash and equivalents at beginning of period	59,173	67,233
Cash and equivalents at end of period	$64,405	$59,173

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases,  raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.